                                                                  Exhibit 10-e-2

                       ROCKWELL INTERNATIONAL CORPORATION

                  FORM OF RESOLUTION PROPOSED TO BE ADOPTED BY
                THE BOARD OF DIRECTORS OF THE COMPANY ADJUSTING
             OUTSTANDING AWARDS UNDER THE COMPANY'S (i) 1979 STOCK
             PLAN FOR KEY EMPLOYEES, (ii) 1988 LONG-TERM INCENTIVES
                 PLAN, (iii) 1995 LONG-TERM INCENTIVES PLAN AND
                           (iv) DIRECTORS STOCK PLAN

                  RESOLVED, that, effective upon the consummation of the Contribution, (i) each outstanding option and stock appreciation right under this Corporation's 1979 Stock Plan for Key Employees (the "1979 Plan"), 1988 Long-Term Incentives Plan (the "1988 Plan"), 1995 Long-Term Incentives Plan (the "1995 Plan") and Directors Stock Plan (the "Directors Plan" and together with the 1979 Plan, the 1988 Plan and the 1995 Plan, the "Plans") with respect to shares of this Corporation's Common Stock or Class A Common Stock shall be and become an option or stock appreciation right, as the case may be, with respect to shares of New Rockwell's Common Stock or Class A Common Stock; (ii) the price per share for each share of New Rockwell's Common Stock or Class A Common Stock subject to outstanding options or stock appreciation rights under the Plans shall be adjusted by multiplying such price per share immediately prior to the consummation of the Contribution by the ratio (the "Conversion Ratio") equal to the quotient of the average (the "Average Price") of the daily closing prices per share of New Rockwell's Common Stock as reported (on a when-issued basis) on the New York Stock Exchange Composite Transactions reporting system (the "NYSE Composite") for the five consecutive full trading days (the "Averaging Period") of the New York Stock Exchange ("NYSE") ending on the last full trading day before the Closing Date (as defined in the Merger Agreement) divided by the Average Price of this Corporation's Common Stock as reported on the NYSE Composite for the Averaging Period; (iii) the number of shares of New Rockwell's Common Stock or Class A Common Stock, as the case may be, subject to each outstanding option and stock appreciation right under the Plans shall be adjusted by multiplying the number of shares of this Corporation's Common Stock or Class A Common Stock subject thereto immediately prior to the consummation of the Contribution by the reciprocal of the Conversion Ratio; and
         (iv) the maximum number of shares of New Rockwell's Common Stock and Class A Common Stock which may be issued or transferred pursuant to the 1988 Plan shall be the maximum number thereof immediately prior to the consummation of the Contribution set forth in Section 10(b) thereof, multiplied by the reciprocal of the Conversion Ratio; and further
                  RESOLVED, that the officers of this Corporation be, and each of them hereby is, authorized and empowered to take or cause to be taken such action or actions and to execute and deliver or cause to be executed and delivered such instruments, certificates and other documents as they may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.